UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.02	Termination of a Material Definitive Agreement.

Sevilla Property in Santa Barbara County, California.

As previously disclosed in the public filings of Limoneira Company (the “Company”), on November 29, 2013, the Company, through its subsidiary, Templeton Santa Barbara, LLC, a Nevada limited liability company (“Templeton”), entered into a Purchase and Sale Agreement and Escrow Instructions (the “Sevilla Sale Agreement”), with MI Land, LLC, a California limited liability company, or its assignee (“MI Land”), to sell its certain real and personal property known as Sevilla Property (the “Sevilla Property”) located in the City of Santa Maria (the “City”), County of Santa Barbara, California, for a total sale price of approximately $4.8 million.

Pursuant to the Sevilla Sale Agreement, if not satisfied with the Sevilla Property for its intended purpose, MI Land may terminate the Sevilla Sale Agreement within 90 days of its execution by written notice to Templeton and the escrow holder for the transaction. On February 20, 2014, MI Land delivered such written notice of termination to Templeton and the escrow holder. As a result, the Sevilla Sale Agreement was terminated as of the same date and MI Land is entitled to receive a refund of its $250,000 deposit for the transaction and all interest accrued thereon.

The foregoing description of the Sevilla Sale Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Sevilla Sale Agreement, a copy of which was filed as Exhibit 10.3 to the Form 8-K of the Company filed on December 4, 2013, and is incorporated herein by reference.

The Terraces at Pacific Crest Property in Santa Barbara County, California.

As previously disclosed in the public filings of the Company, on November 29, 2013, the Company, through Templeton, entered into a Purchase and Sale Agreement and Escrow Instructions (the “Pacific Crest Sale Agreement”) with MI Land, to sell its certain real and personal property known as The Terraces at Pacific Crest (the “Pacific Crest Property”) located in the City, County of Santa Barbara, California, for a total sale price of approximately $3.5 million.

Pursuant to the Pacific Crest Sale Agreement, if not satisfied with the Pacific Crest Property for its intended purpose, MI Land may terminate the Pacific Crest Sale Agreement within 90 days of its execution by written notice to Templeton and the escrow holder for the transaction. On February 20, 2014, MI Land delivered such written notice of termination to Templeton and the escrow holder. As a result, the Pacific Crest Sale Agreement was terminated as of the same date and MI Land is entitled to receive a refund of its $250,000 deposit for the transaction and all interest accrued thereon.

The foregoing description of the Pacific Crest Sale Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Pacific Crest Sale Agreement, a copy of which was filed as Exhibit 10.4 to the Form 8-K of the Company filed on December 4, 2013, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2014	LIMONEIRA COMPANY

	By:	/s/ Joseph D. Rumley
Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary